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                               TAX ALLOCATION AGREEMENT

         THIS TAX ALLOCATION AGREEMENT ("Agreement") is dated as of ________, 1996 by and between Interneuron Pharmaceuticals, Inc. ("IPI") and Progenitor, Inc. ("Progenitor").
                                 W I T N E S S E T H

         WHEREAS, IPI has been the common parent of an affiliated group of corporations which has filed consolidated income tax returns in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder (the "Regulations"), as well as the parent of a group of corporations filing combined tax returns for state and local tax purposes; and

         WHEREAS, IPI's ownership interest in Progenitor has become less than 80% of the total voting power of and less than 80% of the total value of the issued and outstanding stock of Progenitor; and

         WHEREAS, Progenitor, by virtue of the foregoing, is not eligible to file consolidated income tax returns with IPI and is no longer a member of IPI's affiliated group of corporations; and

         WHEREAS, IPI and Progenitor desire to define the method by which the consolidated Federal income tax liability of the affiliated group for each taxable year during which Progenitor was a part of IPI's consolidated income tax returns should be allocated among the parties and the manner in which said allocated liability will be paid for, to provide for the allocation and payment of any refund arising from a carry back of losses or tax credits from subsequent tax years, the compensation of any party for use of its losses or tax credits and the participation and cooperation by Members of the Group (as defined herein) in coordinating tax planning and in other matters relating to the consolidated tax return of the Group; and

         WHEREAS, IPI and Progenitor desire to define the method by which tax attributes of the affiliated group, including not by way of limitation, the Code
Section 382 limitations relating to net operating losses and capital loss carryforwards, should be allocated and apportioned between IPI and Progenitor in connection with Progenitor's departure from IPI's affiliated group and to provide for payments with respect to ongoing state or local tax matters;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties agree as follows:

         1.   DEFINITIONS

         For purposes of this Agreement, the terms set forth below shall have the following meanings:


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              (a) "Affiliate" shall mean, with respect to any entity, any other entity who, directly or indirectly, controls, is controlled by or is subject to common control with such entity.

              (b) "Effective Date" shall mean the date of the closing of the Offering.

              (c) "ERISA" shall mean the Employee Retirement and Security Act of 1974, as amended.

              (d) "Group," with respect to any taxable year of IPI for which a consolidated Federal income tax return is or was filed by IPI, or for which a state or local income or franchise tax return is or was filed which includes the activity of a related corporation (hereinafter referred to as a "State Unitary Return"), shall mean all corporations included in such consolidated return or State Unitary Return. Each corporation included in the Group, other than IPI, is sometimes referred to herein as a "Subsidiary," IPI and each Subsidiary are sometimes referred to herein as "Members."

              (e) "IPI Plan Liabilities" shall mean any obligation or liabilities relating to any Plan, or any trust or insurance policy related thereto, administered, sponsored or maintained by IPI or any IPI Affiliate (other than Progenitor) for any past, present or future employee of IPI, any IPI Affiliate (other than Progenitor) or Progenitor, including without limitation any liability for any minimum funding contributions under ERISA or the Code, PROVIDED, that IPI Plan Liabilities shall not include obligations or liabilities relating to any Plan, or any trust or insurance policy related thereto, to the extent such obligations or liabilities relate to benefits accrued for past, present or future employees of Progenitor that arise after the Effective Date, unless attributable to the gross negligence or willful misconduct of IPI or an Affiliate of IPI (other than Progenitor).

              (f) "Offering" shall mean the initial public offering of common stock of Progenitor.

              (g) "Plans" shall mean (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any profit sharing, pension, deferred compensation, bonus, stock option or purchase, severance, retainer, consulting, "cafeteria," accident and health, welfare or incentive plan, policy or agreement, life insurance, accident and disability insurance, and any post-employment benefits of any kind, whether legally binding or not, (iii) any plan or policy providing for "fringe benefits" to officers, directors, employees or agents, including, without limitation, vacation, paid holidays, personal leave, family and medical leave, employee discount, educational benefit and similar programs, and (iv) any employment, consulting, severance or indemnification agreements or other agreements of any nature whatsoever between IPI or any of its Affiliates, on the one hand, and any officer, director, employee or agent of IPI or of any of IPI's Affiliates, on the other hand.

              (h) "Separate Return Tax Liability" as applied to any Member with respect to a taxable year (or portion thereof) of such Member shall mean such Member's tax liability computed, with the exceptions provided in
Section 1.1552-1(a)(2)(ii) of the Regulations, as if such Member had filed a separate Federal income tax return or State Unitary Return for such


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year, provided that the carryover for any tax attributed from a prior tax year that is not available in determining the consolidated tax liability of the Group for such taxable period (or portion thereof) shall be disregarded.

              (i) "Tax Liability of the Group" with respect to a taxable year for which a consolidated Federal income tax return or State Unitary Return is filed by IPI shall mean the Federal income tax or State Unitary Return liability of the Group for such taxable year, including liability for alternative minimum tax.

         2.   ALLOCATION OF FEDERAL TAX EXPENSE

         U.S. consolidated income tax returns including Progenitor as a Member have been filed by IPI for the tax year ended September 30, 1992. Progenitor also was included in the consolidated income tax returns filed by IPI for a portion of IPI's taxable year ending September 30, 1993. The Tax Liability of the Group for all taxable years in which Progenitor is or was included as a Member for all or a portion thereof shall be allocated as follows:


              (a) The Tax Liability of the Group for a taxable year (or portion thereof) shall initially be allocated to each Member in accordance with the ratio which the Separate Return Tax Liability of such Member for such taxable year (or portion thereof) bears to the total of the Separate Return Tax Liabilities of all the Members of the Group for such taxable year (or portion thereof).

              (b) An additional amount shall be allocated to each Member for a taxable year (or portion thereof) equal to 100% of the excess, if any, of
(i) the Separate Return Tax Liability of such Member for such taxable year (or portion thereof), over (ii) the portion of the Tax Liability of the Group for such taxable year (or portion thereof) allocated to such Member in accordance with paragraph 2(a), above.

              (c) The total of the additional amounts allocated to all Members in accordance with paragraph 2(b), above (referred to herein as the "Consolidated Return Tax Benefit") shall be allocated among and credited to the Members in a manner which fairly reflects the income, deductions or credits to which the Consolidated Return Tax Benefit is attributable.

              (d) The sum of (i) the amount allocated to a Member pursuant to paragraph 2(a), above, plus (ii) the additional amount allocated to such Member pursuant to paragraph 2(b), above, less (iii) the amount allocated to such Member pursuant to paragraph 2(c), above, shall be deemed the Federal income tax expense (or, where the amount allocated pursuant to paragraph 2(c), above, exceeds the sum of the amounts allocated pursuant to paragraphs 2(a) and 2(b), above, a refund of Federal income tax expense) of such Member for such taxable year.

         3.   PAYMENT OF FEDERAL INCOME TAX EXPENSE

         For the part of the taxable year of IPI ending on the date that Progenitor left the federal IPI Group:


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              (a) IPI shall have the authority to pay in full the federal Tax
Liability of the Group for such taxable year and shall be entitled to obtain all federal refunds or credits with respect to an overpayment of the federal Tax Liability of the Group for such taxable year.

              (b) If the sum of the amounts allocated to Progenitor for such portion of such taxable year pursuant to paragraphs 2(a) and 2(b), above, exceeds the amount allocated to Progenitor for such period pursuant to paragraph 2(c) above, Progenitor shall pay such excess to IPI.

              (c) If the amount allocated to Progenitor for such portion of such taxable year pursuant to paragraph 2(c), above, exceeds the sum of the amounts allocated to Progenitor for such period pursuant to paragraphs 2(a) and 2(b), above, IPI shall pay such excess to Progenitor.

              (d) No payments shall be required to be made pursuant to paragraph 3(b) or 3(c), above, until such time as the Tax Liability is paid.

         4. PRIOR TAX YEARS

         For each year in which Progenitor was a Member of the IPI Group, IPI shall pay to Progenitor, immediately upon execution of this Agreement, an amount equal to all amounts calculated pursuant to paragraph 3(c), above. For each year in which Progenitor was a member of the IPI Group, Progenitor shall pay to IPI, immediately upon Progenitor leaving the IPI Group, an amount equal to all amounts calculated pursuant to paragraph 3(b), above.

         5.   CARRYFORWARDS

         If part or all of an unused loss or tax credit is or has been allocated to Progenitor pursuant to Regulation Section 1.1502-79 (including any unused losses or tax credits that arise from the filing of an amended return or from a recalculation or recomputation of such items after the date hereof), and is carried forward to a year in which Progenitor files a separate return or a consolidated return with another affiliated group, any refund or reduction in tax liability arising from the carryforward shall be retained by Progenitor. If the election described in proposed Treasury Regulations Section 1.1502-95(c) (or any analogous election described in final Treasury Regulations or future law) becomes available, IPI shall make such election in a timely manner and shall, in such election, apportion the amount of any consolidated Code Section 382 limitation to Progenitor in an amount equal to the 382 limitation that would have been applicable to Progenitor as a standalone company. In addition, IPI shall allocate to Progenitor the maximum amount of any consolidated Code
Section 382 limitation permitted under current law that is necessary for Progenitor to use any of its carryforwards.

         6. CARRYBACKS

         If any loss or credit of Progenitor is carried back to a year in which Progenitor was a part of the IPI Group, any refund or reduction in tax liability arising from the carryback shall be paid to Progenitor by IPI.


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         7.   SUBSEQUENT ADJUSTMENTS

         If (i) the Tax Liability of the Group for a taxable year (or portion thereof) during which Progenitor was a Member is changed or adjusted, and
(ii) such change or adjustment is part of a "determination," as that term is defined in section 1313(a) of the Code or is otherwise a final decision, disposition, or unappealable determination under state or local law, then the allocations and payments made under this Agreement for such taxable year shall be adjusted, in accordance with this Agreement, to conform to the Tax Liability of the Group, as fixed by the final federal or state and local determination, including interest thereon at the rate imposed by the Code or local law, as appropriate, provided, however, that Progenitor shall not be obligated to make any payments and shall not have any increased liability pursuant to this paragraph 7 if Progenitor has not (i) been provided with copies of any filings or reports or amended filings or amended reports that would affect or report or alter the Tax Liability of the Group or any Member thereof at least sixty days in advance of the date on which any such filings or reports or amended filings or amended reports are made and Progenitor gives its written consent and approval to the filing of and the contents of such filings or reports or amended filings or amended reports, (ii) been notified within 10 days after the commencement of any audit or examination of any tax matter affecting the Tax Liability of the Group or any Member thereof by any taxing authority and been given copies of all correspondence, notices, reports and other materials with respect to such audit or examination and approved all decisions, agreements, pleadings, adjustments, settlements and compromises with respect to such audit or examination or any litigation or controversy arising therefrom, (iii) and otherwise been kept informed of and given the opportunity to consent to any event, act, occurrence or change that would result in any change or adjustment pursuant to this paragraph 7 and provided further that notwithstanding the foregoing, amounts attributable to increased losses or credits being allocated to Progenitor in connection with an amended return or a recalculation or recomputation by Progenitor's accountants shall be paid to Progenitor immediately upon the filing of such return or recalculation or recomputation whether or not in connection with a determination or final decision, disposition, or unappealable determination under applicable law.

         8. STATE TAX LIABILITY

         For every taxable period in which Progenitor is or was included in a State Unitary Return that also includes or included IPI or is or was otherwise included in a combined or group return including IPI for state, local or foreign tax purposes, IPI shall pay Progenitor (i) the amount of any tax benefit enjoyed by IPI or other member of such combined return or State Unitary Return as a result of losses or credits or apportionment factors contributed by Progenitor and (ii) the amount by which Progenitor's tax liability is greater than if Progenitor had not been included in such combined return or State Unitary Return. For every such period, Progenitor shall pay IPI (i) the amount of any tax benefit enjoyed by Progenitor as a result of losses or credits or apportionment factors contributed by IPI or other member of such combined return or State Unitary Return and (ii) the amount by which Progenitor's tax liability is less than if Progenitor had not been included in such combined return or State Unitary Return.


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         9.   INDEMNITY

              (a) IPI shall protect, defend, indemnify and hold harmless Progenitor from any and all taxes (including without limitation any obligation to contribute to the payment of any taxes determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included Progenitor) which are resulting by reason of the several liability of Progenitor pursuant to Treasury Regulations section 1.1502-6 or any analogous state, local or foreign law or regulation or by reason of Progenitor having been a member of any consolidated, combined or unitary group including IPI or resulting from Progenitor ceasing to be a member of the IPI Group. Nothing in this paragraph shall be construed to require IPI to indemnify Progenitor for any taxes or related interest or penalty liability attributable to any tax liability of Progenitor that it would have had on a separate return basis if it had not been a part of IPI's affiliated group.

              (b) IPI shall protect, defend, indemnify and hold harmless Progenitor from any and all claims, proceedings, investigations, inquiries, losses, damages, demands, costs, expenses, penalties and liabilities (including reasonable attorneys' fees) that result from, relate to or are attributable to any of the IPI Plan Liabilities.

         10. DETERMINATIONS

         All determinations required hereunder for each taxable year shall be made by mutual agreement of IPI and Progenitor with the advice of the independent public accountants regularly engaged by IPI and Progenitor at the time at which such determination is made. If IPI and Progenitor and their accountants cannot agree, then such matter shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties. In the event mediation is unsuccessful in resolving the claim or controversy, such claim or controversy shall be resolved by arbitration. Arbitration under this Agreement shall be the exclusive remedy for all such arbitrable claims. The parties agree that arbitration shall be held in or near San Francisco, California, and shall be in accordance with the then-current rules of the American Arbitration Association, before an arbitrator licensed to practice law in California. The arbitrator shall have authority to award or grant both legal, equitable, and declaratory relief. Such arbitration shall be final and binding on the parties.



         11.  MISCELLANEOUS PROVISIONS

              (a) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Delaware.

              (b) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns, whether by statutory merger, acquisition of assets, or otherwise. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.


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              (c) All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To Interneuron:          One Ledgemont Center
                                  99 Hayden Avenue, Suite 340
                                  Lexington, MA  02173
                                  Attention:  Mark S. Butler, Esq.

         To Progenitor:           1507 Chambers Road
                                  Columbus, OH 43212-1566
                                  Attention:  _______________


              (d) Subject to the terms and conditions hereof, each party agrees to use its best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and carry out its obligations hereunder as expeditiously as practicable, including, without limitation, the performance of such further acts or the execution and delivery of any additional instruments or documents as any party may reasonably request in order to carry out the purposes of this Agreement and the transactions contemplated hereby.

              (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (f) Any dispute hereunder shall be resolved by arbitration in the manner described in Section 10 hereof.

              (g) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

              (h) No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party hereto. No rights under this Agreement may be waived, except in writing by the party charged with such waiver. No waiver of any provision of this Agreement, in one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of such provision or as a waiver of any other provision of this Agreement.

              (i) The headings of sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.




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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.

                                            INTERNEURON PHARMACEUTICALS, INC.



                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                                   -------------------------

                                            PROGENITOR, INC.



                                              By:
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------

                                                    ------------------------


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